Exhibit 99.2

The Stride Rite Corporation Unaudited Condensed Consolidated Financial Statements as of and for the Three and Six Months Ended June 1, 2007 and June 2, 2006.

THE STRIDE RITE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except for share data)	June 1, 2007	June 2, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$21,340	$23,349
Accounts and notes receivable, net	109,953	96,102
Inventories	125,496	123,108
Deferred income taxes	14,290	13,620
Other current assets	8,422	15,741
Total current assets	279,501	271,920
Property and equipment, net	53,621	52,373
Goodwill	70,277	56,794
Trademarks and other intangibles	71,890	58,590
Other assets, net	18,114	18,736
Total Assets	$493,403	$458,413

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$42,515	$32,041
Income taxes payable	2,785	-
Accrued expenses and other liabilities	31,712	29,195
Total current liabilities	77,012	61,236
Long-term debt	54,200	68,000
Deferred income taxes	24,866	23,472
Pension obligation and other long-term liabilities	15,310	16,202
Stockholders' Equity:
Preferred stock, $1 par value - 1,000,000 shares authorized; Issued - none	-	-
Common stock, $.25 par value Share authorized - 135,000,000 Shares issued and outstanding - 36,560,818 on June 1, 2007 36,320,579 on December 1, 2006 and 36,420,263 on June 2, 2006	9,152	9,100
Capital in excess of par value	31,549	22,417
Retained earnings	286,656	265,395
Accumulated other comprehensive loss	(5,342)	(7,409)
Total stockholder's equity	322,015	289,503
Total liabilities and stockholders' equity'	$493,403	$458,413

The accompanying notes are an integral part of the condensed consolidated financial statements.

THE STRIDE RITE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
(In thousands, except for per share data)	June 1, 2007	June 2, 2006	June 1, 2007	June 2, 2006
Net sales	$209,201	$194,007	$403,872	$377,423
Cost of sales	118,517	111,728	233,698	221,912
Gross profit	90,684	82,279	170,174	155,511
Selling and administrative expenses	68,022	60,291	128,821	119,201
Operating income	22,662	21,988	41,353	36,310
Investment income	345	336	736	820
Interest expense	(1,482)	(1,347)	(2,916)	(2,551)
Other income (expense), net	173	(53)	166	(156)
Income before income taxes	21,698	20,924	39,339	34,423
Provision for income taxes	7,533	4,031	14,079	9,245
Net earnings	$14,165	$16,893	$25,260	$25,178
Net income per common share:
Diluted	$0.38	$0.45	$0.67	$0.67
Basic	$0.39	$0.46	$0.69	$0.69
Dividends per common share	$0.07	$0.06	$0.14	$0.12
Average common shares used in per share computations:
Diluted	37,602	37,623	37,567	37,619
Basic	36,684	36,650	36,620	36,625

The accompanying notes are an integral part of the condensed consolidated financial statements.

THE STRIDE RITE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
(In thousands)	June 1, 2007	June 2, 2006
Cash flows from operating activities:
Net income	$25,260	$25,178
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	8,008	7,822
Deferred income taxes	(632)	74
Compensation expense related to stock plans	1,691	1,628
Loss on disposals of property and equipment	224	592
Other non-cash items	(144)	-
Changes in:
Accounts and notes receivable	(34,080)	(32,181)
Inventories	(4,981)	(6,683)
Other current assets	8,795	9,660
Other current liabilities	7,668	(10,070)
Other long-term assets	(236)	648
Other long-term liabilities	424	1,539
Net cash provided from (used by) operating activities	11,997	(1,793)
Cash flows from investing activities:
Additions to property and equipment	(7,604)	(9,399)
Purchases of minority interest in Saucony Canada, Inc.	-	(853)
Net cash used by investing activities	(7,604)	(10,252)
Cash flows from financing activities:
Borrowings under revolving credit facility	249,600	63,000
Payments under revolving credit facility	(249,600)	(55,000)
Proceeds from sale of stock under stock plans	2,126	2,943
Tax benefit in connection with exercise of stock options	1,104	685
Cash dividends paid	(4,786)	(4,398)
Repurchase of common stock	-	(6,338)
Net cash (used ) provided from financing activities	(1,556)	892
Effect of exchange rate changes on cash and cash equivalents	1,001	1,408
Net increase (decrease) in cash and cash equivalents	3,838	(9,745)
Cash and cash equivalents at beginning of the period	17,502	33,094
Cash and cash equivalents at end of the period	$21,340	$23,349

The accompanying notes are an integral part of the condensed consolidated financial statements.

THE STRIDE RITE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial information of The Stride Rite Corporation (the "Company") for the periods ended June 1, 2007 and June 2, 2006 is unaudited, however, such information includes all adjustments (including only and all normal recurring adjustments) which, in the opinion of management, are considered necessary for a fair presentation of the consolidated results for those periods. The results of operations for the periods ended June 1, 2007 and June 2, 2006 are not necessarily indicative of the results of operations that may be expected for the complete fiscal year. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The Company filed with the Securities and Exchange Commission audited consolidated financial statements for the year ended December 1, 2006 on Form 10-K, which included all information and footnotes necessary for such presentation.

The Company's preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the respective periods. The Company's significant estimates included in these financial statements include valuation allowances and reserves for accounts receivable; sales returns allowances; markdowns (which reduce revenues); inventory valuation; income taxes; assumptions related to the defined benefit pension plan; assumptions used in the calculation of share-based compensation costs; assumptions and estimates used in valuing the assets and liabilities acquired through business acquisitions; and estimates of future undiscounted cash flows used to evaluate the carrying amount on property and equipment. Actual results could differ materially from those estimates.

Stock Purchase and Option Plans

During 2002, the Company’s stockholders approved The Stride Rite Corporation Amended and Restated Employee Stock Purchase Plan. Amending the Employee Stock Purchase Plan, among other things, increased the number of common shares available for issuance there under by 500,000 shares to a total of 6,140,000 shares. Under the Plan, participating associates can authorize the Company to withhold up to 10% of their earnings during consecutive six month payment periods for the purchase of shares. At the conclusion of the period, associates can purchase shares at the lesser of 95% of the market value of the Company's common stock on either their entry date into the Plan or the last day of the payment period. During the first six months ended June 1, 2007, a total of 23,844 shares were issued under the Plan for an aggregate amount of approximately $346 thousand. At June 2, 2007, a total of 5,973,224 shares had been purchased under the Plan since inception and 166,776 shares were available for purchase by participating associates. Upon completion of the withholding period ended June 30, 2007, withholdings under the Employee Stock Purchase Plan were stopped due to the pending merger with Payless ShoeSource, Inc.; see Note 2 for further information.

During 1998, the Company’s stockholders approved The Stride Rite Corporation 1998 Non-Employee Director Stock Ownership Plan. Under the 1998 Director's Plan, awards of common stock and options to purchase common stock are granted to any director who is not an employee of the Company in accordance with the provisions of the Plan. During April 2003, the Company's stockholders approved an amendment to the 1998 Director's Plan increasing the number of shares of common stock authorized for issuance from 300,000 to 600,000. Options to purchase common stock are granted at a price equal to the closing price of the Company's common stock on the date the option is granted. Directors receive an annual grant of options to purchase 5,000 shares of common stock under the Plan. Options have a term of ten years and are non-transferable. Under the Plan, options become exercisable over a three-year period and must be paid for in full at the time of exercise. In April 1999, the stockholders approved an amendment to the Plan which allowed directors to receive their annual retainer either entirely in shares of common stock or one-half in shares of common stock and one-half in cash at the election of each director. In addition, directors may defer receipt of the stock and/or cash portion of their annual retainer by electing to participate in the Company's Deferred Compensation Plan for Directors. At June 1, 2007, the issuance of 131,020 shares has been deferred by participating directors. At June 1, 2007, 77,257 options were available to grant under the 1998 Director's Plan.

THE STRIDE RITE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

During 2004, the Company’s stockholders approved an amendment to the 2001 Stock Option and Incentive Plan. This amendment, among other things, increased the number of common shares of stock reserved and available for issuance under the 2001 plan to 6,000,000 shares, of which 3,000,000 shares represent an increase over the previous number of shares reserved. The 2001 Stock Option and Incentive Plan, which expires in April 2011, replaced a similar long-term incentive plan which had been approved by the stockholders in 1998. Under the Plan, as amended, options to purchase common stock and stock awards of up to an aggregate of 6,000,000 shares of the Company’s common stock may be granted to officers and other key associates. At June 1, 2007, 989,615 options were available to grant under the 2001 plan. The option price of the shares may not be less than the fair market value of the Company’s common stock at the date of grant. Options issued under the Plan prior to fiscal 2005 generally vest over a three-year period and the rights to purchase common shares expire ten years following the date of grant. Options issued since the beginning of the 2005 fiscal year generally vest over a four-year period and expire seven years following the date of grant. During the first quarter of fiscal 2007 certain key executives and employees were granted awards of restricted stock representing 135,050 shares of common stock under the 2001 plan. Certain of these restricted shares are subject to pre-established performance criteria, which may affect the number of restricted shares received. If issued, these performance-based restricted shares will vest over four years in equal annual installments. The restricted shares which were issued without performance criteria will vest three years after the grant date.

A summary of the activity in share based compensation with respect to all plans for the six months ended June 1, 2007 are as follows:

	Number of Options and Restricted Shares	Weighted Average Exercise Price
Outstanding at December 1, 2006	3,812,420	$9.98
Granted	693,525	16.82
Exercised	(162,500)	9.73
Canceled	(72,981)	9.29
Outstanding at March 2, 2007	4,270,464	$11.08
Granted	40,000	15.07
Exercised	(22,711)	8.72
Canceled	(31,395)	13.38
Outstanding at June 1, 2007	4,256,358	$11.11

The following table summarizes information about stock options outstanding at June 1, 2007:

Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value
$5.00 - $6.88	921,530	3.3 years	$6.61	$12,484,781
$7.38 - $10.63	805,965	5.3 years	8.24	9,604,652
$10.64 - $12.25	1,082,339	5.6 years	11.56	9,309,670
$12.95 - $16.82	1,446,524	6.3 years	15.24	7,114,637
	4,256,358	5.3 years	$11.11	$38,513,740

THE STRIDE RITE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following table summarizes information about stock options exercisable at June 1, 2007:

Range of Exercise Prices	Number Exercisable	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value
$5.00 - $6.88	921,530	3.3 years	$6.61	$12,484,781
$7.38 - $10.63	805,965	5.3 years	8.24	9,604,652
$10.64 - $12.25	787,391	5.9 years	11.41	6,888,141
$12.95 - $16.82	177,175	5.9 years	13.76	1,134,128
	2,692,061	4.8 years	$8.97	$30,111,702

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("SFAS 123R"), which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. SFAS 123R revises SFAS No. 123 and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". Effective December 3, 2005, the Company adopted the provisions of SFAS 123R using the modified prospective application transition method. Under this transition method, the compensation cost related to all equity instruments granted prior to, but not yet vested as of adoption is recognized based on the grant-date fair value which is estimated in accordance with the original provisions of SFAS 123. The grant-date fair value of the awards is generally recognized to expense over the service period. Under the provisions of SFAS 123R, the Company is required to include an estimate of the number of the awards that will be forfeited. Previously, the Company had recognized the impact of forfeitures as they occurred.

Share-based compensation costs were $960 thousand and $1.7 million for the three and six months ended June 1, 2007, respectively. The portion of share-based compensation costs included in selling and administrative expenses in the accompanying condensed consolidated statements of income for the three and six months ended June 1, 2007 was $842 thousand and $1.5 million, respectively. The portion of share-based compensation costs included in cost of sales in the accompanying condensed consolidated statements of income for the three months and six months ended June 1, 2007 was $118 thousand and $198 thousand, respectively. Share-based compensation costs were $908 thousand and $1.6 million for the three and six months ended June 2, 2006, respectively. The portion of share-based compensation costs included in selling and administrative expenses in the accompanying condensed consolidated statements of income for the three and six months ended June 2, 2006 was $785 thousand and $1.4 million, respectively. The portion of share-based compensation costs included in cost of sales in the accompanying condensed consolidated statements of income for the three months and six months ended June 2, 2006 was $123 thousand and $228 thousand, respectively. The Company did not capitalize any share-based compensation costs as the costs that qualified for capitalization were not material. The related tax benefit of the share-based compensation costs recognized in the six months ended June 1, 2007 and June 2, 2006 was $1.1 million and $685 thousand, respectively.

The weighted average grant date fair value used in the calculation of share-based compensation costs in the accompanying condensed consolidated statements of income for the three and six months ended June 1, 2007 and June 2, 2006 has been calculated using the Black-Scholes option pricing model with the following weighted average assumptions and the resulting weighted average fair value:

	Three Months Ended		Six Months Ended
Employee Stock Options:	June 1, 2007	June 2, 2006	June 1, 2007	June 2, 2006
Risk-free interest rate	4.67%	4.85%	4.76%	4.36%
Dividend yield	1.8%	1.8%	1.8%	1.8%
Volatility factor	32.2%	30.6%	29.7%	30.6%
Weighted average expected life of options (years)	6.0	5.5	4.8	4.8
Weighted average grant date fair value of options	$4.95	$4.71	$4.72	$3.98

THE STRIDE RITE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The weighted average expected life of options was calculated using the simplified method as prescribed by the Securities and Exchange Commission's Staff Accounting Bulletin No. 107. This decision was based on the lack of relevant historical data due to both decreasing the option's contractual term from 10 years to 7 years and increasing the vesting period from 3 years to 4 years for options that were granted starting in fiscal year 2005. The risk-free interest rate assumption was based on the United States Treasury’s constant maturity’s rate for the term of the expected life of the option on the date the option was granted. The volatility assumption was based on weekly historical volatility during the time period that corresponds to the expected weighted average life of the option. The assumed dividend yield was based on the Company’s expectation of future dividend payouts. The post-vesting forfeiture rate is based on the four year historical average turnover rate for two groups of option eligible employees. These assumptions are evaluated, and revised as necessary, based on changes in market conditions and historical experience.

Total unrecognized share-based compensation costs related to non-vested stock options was approximately $8.1 million as of June 1, 2007 which related to approximately 1.9 million shares with a per share weighted value of $4.35. This unrecognized cost is expected to be recognized over a weighted average period of approximately 3 years. The intrinsic value of options exercised during the three and six months ended June 1, 2007 was approximately $177 thousand and $2.5 million, respectively.

Note 2 - Proposed Merger

On May 22, 2007, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") between Payless ShoeSource, Inc. ("Payless"), a Delaware corporation, and San Jose Acquisition Corp., a wholly owned indirect subsidiary of Payless (the “Merger Subsidiary"). For the Merger to occur, holders of at least two-thirds of the outstanding shares of the Company’s common stock must approve the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, the Merger Subsidiary will merge with and into the Company, with the Company continuing as the surviving corporation. As a result of the merger, the Company will cease to be a publicly traded company and will become a wholly-owned subsidiary of Payless (the "Merger"). The Merger will be effective at the time articles of merger are duly filed with the office of the Secretary of State of the Commonwealth of Massachusetts. Upon completion of the Merger, each issued and outstanding share of the Company's common stock, other than those owned by any of the Company's wholly-owned subsidiaries or owned by Payless' Merger Subsidiary or any other direct or indirect wholly-owned subsidiary of Payless, will be converted into the right to receive $20.50 in cash per share, without interest (the "Merger Consideration").

At the effective time of the merger, shares of the Company’s common stock will cease to be outstanding and shall be cancelled and cease to exist and each certificate formerly representing any of the shares shall represent only the right to receive the Merger Consideration. Additionally, each outstanding stock option, whether or not exercisable, will be accelerated and become exercisable in full immediately prior to the completion of the Merger. Upon consummation of the Merger, each such outstanding stock option and restricted stock awards for which the performance criteria has not been met will be cancelled in consideration for a cash payment without interest and less any applicable withholding taxes, equal to the product of (1) the excess, if any, of $20.50 over the per share exercise price for the option multiplied by (2) the number of shares of the Company's common stock that the option holder could have purchased (assuming full vesting) upon full exercise of that option immediately prior to completion of the Merger. In the event that the Merger Agreement is terminated, under certain circumstances the Company would be required to pay a termination fee of $23 million to Payless. Refer to the Form 8-K filed with the Securities and Exchange Commission on May 23, 2007 for further information.

Neither the Company nor Payless is required to complete the Merger unless a number of conditions are satisfied or waived. The consummation of the Merger is subject to specified customary closing conditions, including conditions that: (i) the Merger Agreement shall have been approved by the Company's shareholders; (ii) the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 shall have expired or been earlier terminated; (iii) no court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the transactions contemplated by the Merger Agreement; and absence of any law or legal ruling that would prohibit the consummation of the Merger, and (iv) subject to certain exceptions, there has been no change, event or effect that has a material adverse effect on the business, operations, assets, liabilities, properties, results of operations, or financial condition of the Company and the Company's subsidiaries, taken as a whole since the date of the Merger Agreement.

THE STRIDE RITE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 3 - Earnings Per Share

Basic earnings per common share excludes dilution and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per common share reflects the potential dilution that could occur if stock options and other types of stock-based compensation that issue common stock are exercised.

The following is a reconciliation of the basic and diluted earnings per share computations based on the number of shares used in the calculations:

	Three Months Ended		Six Months Ended
(In thousands, except for per share data)	June 1, 2007	June 2, 2006	June 1, 2007	June 2, 2006
Net income	$14,165	$16,893	$25,260	$25,178
Weighted average common shares outstanding (basic)	36,684	36,650	36,620	36,625
Dilutive effect of stock options	918	973	947	994
Weighted average common shares outstanding (diluted)	$37,602	$37,623	$37,567	$37,619
Earnings per common share:
Basic	$0.39	$0.46	$0.69	$0.69
Diluted	$0.38	$0.45	$0.67	$0.67

The following weighted shares have been excluded in the computation of diluted earnings per share because the weighted shares are anti-dilutive:

	Second Quarter		First Six Months
(In Thousands)	2007	2006	2007	2006
Options to purchase shares of common stock and restricted stock	1,439	1,358	1,361	1,162

Note 4 - Comprehensive Income

Comprehensive income is as follows:

	Three Months Ended		Six Months Ended
(In thousands)	June 1, 2007	June 2, 2006	June 1, 2007	June 2, 2006
Net income	$14,165	$16,893	$25,260	$25,178
Other comprehensive income (loss):
Foreign currency translation adjustments	1,366	1,275	486	2,058
Total comprehensive income	$15,531	$18,168	$25,746	$27,236

Components of accumulated other comprehensive loss consists of the following:

(In thousands)	June 1, 2007	December 1, 2007	June 2, 2006
Foreign currency translation adjustments	$2,871	$2,385	$2,005
Minimum pension liability adjustments, net of taxes	(8,213)	(8,213)	(9,414)
Accumulated other comprehensive loss	$(5,342)	$(5,828)	$(7,409)

Note 5 - Robeez Acquisition

On September 5, 2006, the Company purchased all of the outstanding shares of three holding companies that, together with their direct and indirect subsidiaries, constitute the Robeez Group ("Robeez") for a purchase price of approximately $28.7 million, net of cash acquired. As a result, Robeez became a wholly-owned subsidiary of the company. Robeez was purchased using cash from operations in addition to approximately $17 million borrowed under our existing revolving credit facility.

As part of the acquisition and in the fourth quarter of 2006, the Company terminated certain executives at a cost of approximately $1.3 million. Additionally, approximately $313 thousand of other acquisition liabilities were incurred relating to lease termination costs on equipment and other miscellaneous expenses.

THE STRIDE RITE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Details of the Robeez acquisition related reserves at June 1, 2007 are as follows:

	Acquisition Related Severance	Acquisition Related Exit Costs
Balance at December 1, 2006	$1,191	$304
Deductions from reserve	(1,017)	(3)
Foreign currency translation impact	15	19
	$189	$320

Note 6 - Debt

In connection with the acquisition of Saucony, the Company entered into a five-year revolving credit facility pursuant to a Credit Agreement dated September 16, 2005 (the "Credit Agreement'). The Credit Agreement provides for collateralized revolving loans in an aggregate amount up to $275 million (the "revolver"), including a $75 million sublimit for the issuance of letters of credit and a $15 million sublimit for swingline loans, with $200 million currently committed. Borrowings under the Credit Agreement are scheduled to mature on September 16, 2010 and are collateralized by substantially all of the assets of the Company.

During the first six months of fiscal 2007, borrowings under this Credit Agreement averaged $73.3 million, with a maximum amount outstanding of $104.4 million. For the same period in the prior fiscal year, borrowings averaged $82.7 million with a maximum borrowing of $101.0 million. The weighted average interest rate on these borrowings during the first six months of fiscal year 2007 was 8.09% versus 5.90% in the same period in the prior fiscal year. On June 1, 2007 and June 2, 2006, $54.2 million and $68.0 million, respectively, were outstanding under the revolver. Cash interest payments were $2.7 million and $2.6 million in the first six months of fiscal year 2007 and 2006, respectively.

Note 7 - Benefit Plans

The following table summarizes the components of net periodic benefit cost for the Company:

	Three Months Ended		Six Months Ended
(In thousands)	June 1, 2007	June 2, 2006	June 1, 2007	June 2, 2006
Service cost	$-	$570	$-	$1,140
Interest cost	1,108	1,029	2,216	2,058
Expected return on assets	(1,173)	(1,143)	(2,346)	(2,286)
Net loss recognized	190	510	380	1,020
Amortization or prior service cost	-	3	-	6
Net periodic benefit cost	$125	$969	$250	$1,938

 During the first six months of fiscal 2007, no contributions were made to the Company's defined benefit pension plan. At this time, the Company expects to make an $802,000 contribution to its defined benefit pension plan during the fourth quarter of the 2007 fiscal year.

Note 8 - Contingencies

The revenue of Tommy Hilfiger branded footwear is a significant portion of the Company's business. The Tommy Hilfiger footwear sales are contingent on the Company's licensing agreement with Tommy Hilfiger Licensing, Inc. In July 2006, the Company amended the terms of the current license agreement, which extended the term of the agreement to expire in March 2008. During the first quarter of fiscal 2007, the Company entered into an additional extension of the term of the agreement through December 2008. Whether the Company’s license with Tommy Hilfiger will remain in effect depends in part on the Company achieving certain minimum sales levels for the licensed products. The Company continues to expect to meet the minimum sales levels required by the Tommy Hilfiger License agreement. If the Tommy Hilfiger license is lost, the Company’s business would be materially and adversely affected. Revenues derived from our Tommy Hilfiger licenses were approximately $20 million and $41 million in the second quarter and first six months of fiscal 2007, respectively. This revenue is included in the Tommy Hilfiger Footwear segment, the Other Wholesale Footwear segment (specifically the Stride Rite International division), Stride Rite Children's Group - Retail division, and the Stride Rite Children’s Group - Wholesale Division.

THE STRIDE RITE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

In December of 2004, Saucony, Inc. recorded a charge to address environmental conditions at a Saucony owned distribution facility. The facility and the related liability were acquired by the Company as part of the Saucony acquisition in September 2005. The liability as of June 1, 2007 is $1,815,000 and is included as an accrued expense in the accompanying condensed consolidated balance sheet. The estimated costs ranged from $1,242,000 to $4,621,000. The Company’s management determined that the liability was fairly stated upon acquisition. The assessment of the liability and the associated costs are an estimate based upon available information after consultation with environmental engineers, consultants and attorneys assisting the Company in addressing these environmental issues. Actual costs to address the environmental conditions may change based upon further investigations, the conclusions of regulatory authorities about information gathered in those investigations and due to the inherent uncertainties involved in estimating conditions in the environment and the costs of addressing such conditions. During the first six months of the fiscal 2007, there were $50 thousand of expenses deducted from the reserve.

Note 9 - Income Taxes

During the second quarter of 2006, a state tax audit was concluded for which the Company had established reserves in prior periods. The outcome of the tax audit was favorable and resulted in a net tax benefit of $4.2 million of prior period tax reserve reversals. The reversals positively impacted the second quarter effective income tax rate by 19.9%.

Note 10 - Operating Segments and Related Information

In September 2005 the Company acquired Saucony, Inc. During the 2006 fiscal year, Saucony’s operations were integrated into the existing operations of the Company. As a result, during the first quarter of fiscal 2006, the Company re-assessed its operating and reportable segments under SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". The changes to the Company’s segments were as follows: the Stride Rite Children’s Group - Retail Division includes the Saucony factory outlet stores (11 stores as of June 1, 2007); Saucony's international operations are included in the Stride Rite International division, which is aggregated in the Other Wholesale Footwear reportable segment and the Saucony domestic footwear division, which includes the Hind unit, is also aggregated into the Other Wholesale Footwear reportable segment.

 In September 2006, the Company completed its acquisition of three holding companies that, together with their direct and indirect subsidiaries, constitute the Robeez Group ("Robeez") pursuant to a Share Purchase Agreement. At that time, Robeez became our wholly-owned subsidiary. Robeez results of operations have been included in our results since the date of acquisition. Robeez has been reported as a separate segment since the date of acquisition, based on management's evaluation of the business for the purposes of assessing performance and allocating resources.

 The following tables summarize the results of the Company’s reportable segments:

Three Months ended June 1, 2007	Stride Rite Children's Group - Retail	Stride Rite Children's Group - Wholesale	Other Wholesale Footwear	Tommy Hilfiger Footwear	Robeez	Un-allocated Corporate & Other	Consolidated
(In thousands)
Sales	$57,988	$15,408	$117,197	$15,170	$5,941	$-	$211,704
Inter-company sales	-	(50)	(2,055)	(215)	(183)	-	(2,503)
Net sales to external customers	$57,988	$15,358	$115,142	$14,955	$5,758	$-	$209,201

Operating income (loss)	8,151	1,487	19,414	688	77	(7,155)	22,662
Interest and other, net	-	-	-	-	-	(964)	(964)
Income (loss) before income taxes	$8,151	$1,487	$19,414	$688	$77	$(8,119)	$21,698

Total assets	$49,462	$54,229	$306,538	$11,559	$39,150	$32,365	$493,303

THE STRIDE RITE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Three Months ended June 2, 2006	Stride Rite Children's Group - Retail	Stride Rite Children's Group - Wholesale	Other Wholesale Footwear	Tommy Hilfiger Footwear	Robeez	Un-allocated Corporate & Other	Consolidated
(In thousands)
Sales	$55,789	$18,292	$108,239	$14,583	$-	$-	$196,903
Inter-company sales	-	(28)	(2,331)	(537)	-	-	(2,896)
Net sales to external customers	$55,789	$18,264	$105,908	$14,046	$-	$-	$194,007

Operating income (loss)	9,604	1,451	16,181	(761)	-	(3,947)	22,528
Interest and other, net	-	-	-	-	-	(1,064)	(1,064)
Income (loss) before income taxes	$9,604	$1,451	$16,181	$(761)	$-	$(5,011)	$21,464

Total assets	$42,532	$53,768	$290,896	$13,889	$-	$57,328	$458,413

Six Months ended June 1, 2007	Stride Rite Children's Group - Retail	Stride Rite Children's Group - Wholesale	Other Wholesale Footwear	Tommy Hilfiger Footwear	Robeez	Un-allocated Corporate & Other	Consolidated
(In thousands)
Sales	$101,117	$36,388	$229,432	$30,642	$13,025	$-	$410,604
Inter-company sales	-	(98)	(5,328)	(986)	(320)	-	(6,732)
Net sales to external customers	$101,117	$36,290	$224,104	$29,656	$12,705	$-	$403,872

Operating income (loss)	5,649	4,002	38,075	1,516	475	(8,364)	41,353
Interest and other, net	-	-	-	-	-	(2,014)	(2,014)
Income (loss) before income taxes	$5,649	$4,002	$38,075	$1,516	$475	$(10,378)	$39,339

Six Months ended June 2, 2006	Stride Rite Children's Group - Retail	Stride Rite Children's Group - Wholesale	Other Wholesale Footwear	Tommy Hilfiger Footwear	Robeez	Un-allocated Corporate & Other	Consolidated
(In thousands)
Sales	$93,713	$39,448	$221,199	$29,516	$-	$-	$383,876
Inter-company sales	-	(55)	(4,996)	(1,402)	-	-	(6,453)
Net sales to external customers	$93,713	$39,393	$216,203	$28,114	$-	$-	$377,423

Operating income (loss)	6,158	4,253	34,110	(1,098)	-	(7,113)	36,310
Interest and other, net	-	-	-	-	-	(1,887)	(1,887)
Income (loss) before income taxes	$6,158	$4,253	$34,110	$(1,098)	$-	$(9,000)	$34,423

THE STRIDE RITE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 11 - Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 158 ("SFAS 158"), Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132 (R). This Statement requires an employer that is a business entity and sponsors one or more single-employer defined benefit pension plans to recognize the funded status of a benefit plan - measured as the difference between plan assets at fair value (with limited exceptions) and the benefit obligation - in its statement of financial position. It also requires companies to recognize as a component of other comprehensive income, net of tax, the gains and losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to FASB Statement No. 87; to measure defined benefit plan assets and obligations as of the date of the employer's fiscal year-end statement of financial position; and to disclose in the notes to the financial statements certain other information. The provisions of this statement are effective as of the end of fiscal years ending after December 15, 2006. The Company does not expect the provisions of SFAS 158 to have a material impact on its financial position, results of operations and cash flows.

In June 2006, the FASB issued FASB interpretation No. 48 ("FIN48") "Accounting for Uncertainty in Income Taxes", an interpretation of SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This interpretation is effective for fiscal years beginning after December 15, 2006; the Company’s first quarter of fiscal 2008. The Company is currently evaluating the provisions of FIN 48 to determine the impact on our financial position, results of operations and cash flows.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS No. 157 requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy as defined in the standard. Additionally, it requires companies to provide enhanced disclosure regarding financial instruments in Level 3 of the fair value hierarchy. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We believe the adoption of SFAS No. 157 will not have a material impact on our financial position, results of operations and cash flows.